Exhibit 99.1

Rightscorp Issues Shareholder Update Letter

Company Discusses Recent Developments in Copyright Law and Strong Momentum for 2nd Half of 2017

SANTA MONICA, CA — (June 13, 2017) — Rightscorp (OTCQB: RIHT), a leading provider of data analytics and litigation services, as well as copyright infringement protection services to support artists and owners of copyrighted property, announced that the Company has issued a letter to shareholders to provide an update on the Company's recent progress.

Highlights of the letter include:

•	Rightscorp’s involvement in a variety of high-profile cases in the media and recent developments in copyright law that support rightsholders
•	Aug. 2016: Judge O’Grady upholds jury decision for $25 Million verdict in favor of BMG
•	Feb. 2017: Cox ordered to pay $8 Million in legal fees awarded to BMG
•	April 2017: Industry lawsuit filed against Grande Communications using evidence supplied by Rightscorp, Inc.
•	Reference to the Company’s generation of $1.4 million in revenues
•	References to the Company’s efforts for maximizing shareholder value by monetizing the Company’s proprietary technology and services, which include litigation consulting, data services and an ISP good corporate citizenship program
•	References to the Company’s efforts to enhance its restructuring and a summary of corporate initiatives

To read the Shareholder Update Letter in its entirety, please visit: http://content.equisolve.net/rightscorp/media/39569fe41f522a8e684239392302062e.pdf

About Rightscorp, Inc.

Rightscorp (RIHT) is a leading provider of data and analytic services to support artists and owners of copyrighted Intellectual Property (IP). The Company's patent pending digital loss prevention technology focuses on the infringement of rights to digital content such as music, movies, software, books and games and ensures that the rights of owners and creators are protected. Rightscorp works closely with its clients to develop programs of education and notice, and as necessary to pursue copyright infringers for their illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company's technology identifies copyright infringers, who are provided information about copyrights and the importance of Intellectual Property and offered a reasonable opportunity to terminate their activities and pay a nominal settlement option that is generally a fraction of the statutory minimum in an effort to avoid the need for expensive litigation. With minimum statutory penalties of $750 and up to $150,000 per infringement, Rightscorp's technology and process of notice allows all parties to efficiently and economically address copyright infringement without the costs and burdens of litigation. Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp's technology and process provides one of the best and most cost efficient means of addressing this issue for both the artists and those who have infringed their works.

http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company's anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

SOURCE Rightscorp, Inc.

Related Links

http://www.rightscorpinc.com